UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2012, the Board of Directors of Universal Truckload Services, Inc. (the “Company” or “Universal”) elected H.E. “Scott” Wolfe as Chief Executive Officer to replace Donald B. Cochran who will remain as President of the Company. Mr. Cochran was also selected to serve as Vice Chairman of the Board of Directors. The Company’s Board of Directors also elected David A. Crittenden as its Chief Financial Officer to replace Robert E. Sigler, who will also remain with the Company as its Secretary, and who was selected to serve as its Executive Vice President.

Mr. Wolfe, age 66, had previously been President and Treasurer of LINC Logistics Company, and its chief executive officer, since its formation in March 2002, and was a director since July 2007. Mr. Wolfe led the development of Logistics Insight Corp., a wholly-owned subsidiary, and has been President and Treasurer of this subsidiary since its formation in 1992. Before 1992, Mr. Wolfe was responsible for pricing and marketing at Central Transport International, Inc. Earlier in his career, he was manager of inbound transportation at American Motors Corporation, where he established that company’s first corporate programs for logistics and transportation management. For 15 years, Mr. Wolfe was employed at General Motors, where he held various plant, divisional and corporate responsibilities. Mr. Wolfe has taught college courses in logistics and transportation management. He brings to the company significant expertise with the asset-light business model and extensive personal leadership skills.

In connection with his election as Chief Executive Officer, the Company entered into an employment agreement with Mr. Wolfe dated December 20, 2012. The employment agreement replaces Mr. Wolfe’s prior employment agreement with Logistics Insight Corp dated May 29, 2007. The employment agreement provides for an initial base salary of $425,000 per year, effective October 1, 2012, and an increase of $25,000 on October 1, 2013. In addition, Mr. Wolfe is eligible to receive a discretionary bonus and other incentive compensation as approved by the Company’s Board of Directors Compensation and Stock Option Committee. The employment agreement also provides Mr. Wolfe with fringe benefits provided by the Company to all of its employees in the normal course of business, including insurance coverage and reimbursement for all reasonable and necessary business expenses.

The term of the employment agreement is set to expire on December 31, 2014, unless Mr. Wolfe’s employment relationship is terminated on an earlier date. The employment agreement will terminate upon the expiration of the term unless otherwise agreed to by the parties in writing.

Mr. Wolfe’s employment will immediately terminate (1) upon death or (2) for just cause, which includes: conviction of a crime, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, insubordination or dishonesty. His employment may be terminated due to his medical disability and by our board of directors without just cause. Mr. Wolfe may voluntarily terminate his employment upon three months prior written notice. Pursuant to his employment agreement, if the Company terminates Mr. Wolfe without cause, as defined in his employment agreement, he will continue to receive his salary, benefits and any earned but unpaid bonus for a period of twelve months. If the Company terminates him due to a medical disability which renders him unable to perform the essential functions of his employment, his compensation shall be continued for twelve months from the date of his disability, or through the end of the employment agreement, whichever comes first. Thereafter he will continue to receive any earned but unpaid bonus. Mr. Wolfe has agreed not to compete with the Company for a one-year period following the end of his employment with us. If Mr. Wolfe’s employment is terminated due to his death, his estate will be entitled to receive his salary, benefits and earned but unpaid bonus through the date of his death.

Upon the termination of Mr. Wolfe’s employment agreement, the Company has the right to retain him as an independent consultant under an exclusive consulting contract.

The foregoing summary of Mr. Wolfe’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

In addition, the Company’s Board of Directors granted Mr. Wolfe 91,352 shares of restricted stock. The grants vested 20% on December 20, 2012, and an additional 20% will vest on each anniversary of the grant through December 20, 2016, subject to continued employment with the Company. Vesting is accelerated upon death, disability, retirement at normal retirement age, termination without cause or upon action by the Compensation Committee accelerating the vesting.

Mr. Crittenden, age 50, has been the Chief Financial Officer of LINC since he joined the company in August 2006. Mr. Crittenden has also served since 2006 and 2007 as an officer and a director for several of LINC’s operating subsidiaries. Before joining in 2006, Mr. Crittenden served as Vice President of Corporate Finance of MSX International, Inc., a portfolio company of a Citicorp-related private equity firm that delivers a variety of business, product development and aftermarket services globally. Mr. Crittenden joined MSX International at its inception in 1997, following its spinout from MascoTech, Inc. (at the time, an NYSE-listed company), where he was responsible for various corporate development programs. Previously, Mr. Crittenden’s career involved extensive international experience in corporate development and finance. Mr. Crittenden received a B.B.A. in finance and accounting and an M.B.A. in finance and strategic planning from The University of Michigan’s Ross School of Business and is a member of Financial Executives International.

The Company’s Board of Directors also granted Mr. Crittenden 9,135 shares of restricted stock. The grants vested 20% on December 20, 2012, and an additional 20% will vest on each anniversary of the grant through December 20, 2016, subject to continued employment with the Company. Vesting is accelerated upon death, disability, retirement at normal retirement age, termination without cause or upon action by the Compensation Committee accelerating the vesting.

In connection with Mr. Sigler’s selection as Executive Vice President, the Company entered into to an employment agreement with Mr. Sigler dated December 20, 2012. The employment agreement replaces Mr. Sigler’s prior employment agreement with the Company dated September 13, 2008. The agreement provides for a base salary of $375,000 per year effective December 10, 2012. In addition, Mr. Sigler is eligible to receive a discretionary bonus and other incentive compensation as approved by the Company’s Board of Directors or Compensation and Stock Option Committee from time to time. The agreement also provides Mr. Sigler fringe benefits provided by the Company to all of its employees in the normal course of business, including insurance coverage and reimbursement for all reasonable and necessary business expenses.

The term of the employment agreement is set to expire on December 13, 2013, unless Mr. Sigler’s employment relationship is terminated on an earlier date. The employment agreement will terminate upon the expiration of the term unless otherwise agreed to by the parties in writing.

Mr. Sigler’s employment will immediately terminate (1) upon death or (2) for just cause, which includes: conviction of a felony of moral turpitude or dishonesty. His employment may be terminated due to his medical disability (as described in the employment agreement) and by our board of directors without just cause. Mr. Sigler may voluntarily terminate his employment upon three months prior written notice. Pursuant to his employment agreement, if the Company terminates Mr. Sigler without cause, as defined in his employment agreement, he will continue to receive his salary and benefits for the remainder of the term of the agreement. If the Company terminates him due to a medical disability which renders him unable to perform the essential functions of his employment, his compensation shall be continued for the remainder of the term of the agreement. Mr. Sigler has agreed not to compete with the Company for a one-year period following the end of his employment with us. If Mr. Sigler’s employment is terminated due to his death, his estate will be entitled to receive his salary, benefits and earned but unpaid bonus through the date of his death.

Upon the termination of Mr. Sigler’s employment agreement, the Company has the right to retain him as an independent consultant under an exclusive consulting contract.

The foregoing summary of Mr. Sigler’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the text of the agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 20, 2012 the Company’s Bylaws were amended and restated to reflect the realignment of duties emanating from the merger with LINC, a copy of which is furnished as Exhibit 3.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

10.1	Employment agreement dated December 20, 2012 between the Company and H.E. “Scott” Wolfe.

10.2	Employment agreement dated December 20, 2012 between the Company and Robert E. Sigler.

99.1	Press Release dated December 21, 2012 announcing the Company’s appointment of new CEO and CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: December 24, 2012	/s/ David A. Crittenden

David A. Crittenden
Chief Financial Officer and Treasurer